Exhibit 99.1

Infinera Corporation Reports First Quarter 2022 Financial Results

San Jose, Calif., May 3, 2022 - Infinera Corporation (NASDAQ: INFN) today released financial results for its first quarter ended March 26, 2022.
GAAP revenue for the quarter was $338.9 million compared to $400.3 million in the fourth quarter of 2021 and $330.9 million in the first quarter of 2021.
GAAP gross margin for the quarter was 32.9% compared to 35.6% in the fourth quarter of 2021 and 35.4% in the first quarter of 2021. GAAP operating margin for the quarter was (10.8)% compared to (2.5)% in the fourth quarter of 2021 and (7.0)% in the first quarter of 2021.
GAAP net loss for the quarter was $(41.9) million, or $(0.20) per share, compared to $(33.1) million, or $(0.16) per share, in the fourth quarter of 2021, and $(48.3) million, or $(0.24) per share, in the first quarter of 2021.
Non-GAAP revenue for the quarter was $338.9 million compared to $401.2 million in the fourth quarter of 2021 and $331.9 million in the first quarter of 2021.
Non-GAAP gross margin for the quarter was 36.2% compared to 37.2% in the fourth quarter of 2021 and 37.6% in the first quarter of 2021. Non-GAAP operating margin for the quarter was (1.0)% compared to 4.3% in the fourth quarter of 2021 and 0.4% in the first quarter of 2021.
Non-GAAP net loss for the quarter was $(14.0) million, or $(0.07) per share, compared to net income of $5.7 million, or $0.03 per share, in the fourth quarter of 2021, and $(5.5) million, or $(0.03) per share, in the first quarter of 2021.
A further explanation of the use of non-GAAP financial information and a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this press release.
Infinera CEO David Heard said, “Demand in our fiscal first quarter was quite strong, with double digit year-over-year growth in bookings and record backlog. We won multiple new customer deals at a faster pace and of a larger magnitude than originally expected. However, the suspension of our operations in Russia late in the quarter and the supply chain impact from delayed customer project completions and elevated costs each muted our revenue and margin."
"In the quarter, we achieved additional success milestones in our 8x4x1 strategy as we ramped ICE6 and began producing key elements of our pluggables ahead of schedule, which is critical to the future expansion of our addressable market and margins. We feel confident that our recent wins, record backlog and focused execution set us up for achieving improved revenue growth and margins in the second half of the year.”
Financial Outlook
Infinera's outlook for the quarter ending June 25, 2022 is as follows:
•Revenue is expected to be $350 million +/- $20 million.
•GAAP gross margin is expected to be 34.0% +/- 150 bps. Non-GAAP gross margin is expected to be 36.5% +/- 150 bps.
•GAAP operating expenses are expected to be $152 million +/- $2 million. Non-GAAP operating expenses are expected to be $134 million +/- $2 million.
•GAAP operating margin is expected to be (10.0)% +/- 300 bps. Non-GAAP operating margin is expected to be (2.0)% +/- 300 bps.
First Quarter 2022 Investor Slides Available Online
Investor slides reviewing Infinera's first quarter of 2022 financial results will be furnished to the Securities and Exchange Commission (SEC) on a Current Report on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com prior to the first quarter of 2022 earnings conference call. Analysts and investors are encouraged to review these slides prior to participating in the conference call webcast. A copy of this press release can be found at investors.infinera.com.

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its results for the first quarter of 2022 and its outlook for the second quarter of 2022 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may register for the conference call at https://conferencingportals.com/event/PUIteabr. A live webcast of the conference call will also be accessible from the Events section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Amitabh Passi, Head of Investor Relations Tel. +1 (669) 295-1489 apassi@infinera.com
About Infinera
Infinera is a global supplier of innovative open optical networking solutions that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. Infinera solutions deliver industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on Twitter and LinkedIn, and subscribe for updates. Infinera and the Infinera logo are registered trademarks of Infinera Corporation.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Infinera's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or the negative of these words or similar terms or expressions that concern Infinera's expectations, strategy, priorities, plans or intentions. Such forward-looking statements in this press release include, without limitation, Infinera’s future business plans, Infinera's ability to expand its addressable market and margins in the future, Infinera's ability to achieve improved revenue growth and margins in the second half of 2022, and Infinera's financial outlook for the second quarter of 2022. These forward-looking statements are based on estimates and information available to Infinera as of the date hereof and are not guarantees of future performance; actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include supply chain issues, including delays, shortages and increased costs, and Infinera's dependency on sole source, limited source or high-cost suppliers; delays in the development, introduction or acceptance of new products or updates to existing products; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; aggressive business tactics by Infinera’s competitors; the effect of the COVID-19 pandemic on Infinera’s business, results of operations, financial condition, stock price and personnel; Infinera's ability to identify, attract and retain qualified personnel; the effects of customer and supplier consolidation; Infinera’s ability to respond to rapid technological changes; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to meet such capital needs; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; risks and compliance obligations relating to Infinera's international operations as well as actions by the U.S. or foreign governments, including with respect to Russia's military operations in the Ukraine; the impacts of foreign currency fluctuations; Infinera's ability to service its debt obligations and pursue its strategic plan; Infinera’s ability to protect its intellectual property; claims by others that Infinera infringes on their intellectual property rights; events that are outside of Infinera's control, such as natural disasters, terrorist attacks or other catastrophic events that could harm Infinera's operations; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in Infinera's periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended on December 25, 2021 as filed with the SEC on February 23, 2022, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude in certain cases acquisition-related deferred revenue adjustment, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and other related costs, inventory related charges, amortization of debt discount on Infinera’s convertible senior notes, foreign exchange (gains) losses, net, and income tax effects. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the table titled “GAAP to Non-GAAP Reconciliations” and related footnotes.
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the second quarter of 2022 that exclude stock-based compensation expense, amortization of acquired intangible assets, and restructuring and other related costs. Please see the section titled “GAAP to Non-GAAP Reconciliation of Financial Outlook” below for specific adjustments.
Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for revenue, gross margin, operating expenses, operating margin, and net income (loss) prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

Infinera Corporation
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 26, 2022	March 27, 2021
Revenue:
Product	$267,453	$254,161
Services	71,421	76,746
Total revenue	338,874	330,907
Cost of revenue:
Cost of product	182,887	165,485
Cost of services	37,959	43,260
Amortization of intangible assets	6,231	4,616
Restructuring and other related costs	150	514
Total cost of revenue	227,227	213,875
Gross profit	111,647	117,032
Operating expenses:
Research and development	73,411	73,529
Sales and marketing	35,824	32,772
General and administrative	27,890	26,506
Amortization of intangible assets	3,746	4,405
Acquisition and integration costs	—	614
Restructuring and other related costs	7,270	2,319
Total operating expenses	148,141	140,145
Loss from operations	(36,494)	(23,113)
Other income (expense), net:
Interest income	53	40
Interest expense	(4,992)	(11,843)
Other gain (loss), net	6,020	(12,395)
Total other income (expense), net	1,081	(24,198)
Loss before income taxes	(35,413)	(47,311)
Provision for income taxes	6,437	1,011
Net loss	$(41,850)	$(48,322)
Net loss per common share:
Basic	$(0.20)	$(0.24)
Diluted	$(0.20)	$(0.24)
Weighted average shares used in computing net loss per common share:
Basic	212,182	202,638
Diluted	212,182	202,638

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 26, 2022		December 25, 2021		March 27, 2021
Reconciliation of Revenue:
GAAP as reported	$338,874		$400,257		$330,907
Acquisition-related deferred revenue adjustment(1)	—		979		978
Non-GAAP as adjusted	$338,874		$401,236		$331,885

Reconciliation of Gross Profit and Gross Margin:
GAAP as reported	$111,647	32.9%	$142,466	35.6%	$117,032	35.4%
Acquisition-related deferred revenue adjustment(1)	—		979		978
Stock-based compensation expense(2)	1,889		2,034		1,796
Amortization of acquired intangible assets(3)	6,231		5,782		4,616
Restructuring and other related costs(5)	150		(148)		514
Inventory related charges(6)	2,667		(2,041)		—
Non-GAAP as adjusted	$122,584	36.2%	$149,072	37.2%	$124,936	37.6%

Reconciliation of Operating Expenses:
GAAP as reported	$148,141		$152,608		$140,145
Stock-based compensation expense(2)	11,050		11,233		9,178
Amortization of acquired intangible assets(3)	3,746		4,307		4,405
Acquisition and integration costs(4)	—		—		614
Restructuring and other related costs(5)	7,270		5,055		2,319
Non-GAAP as adjusted	$126,075		$132,013		$123,629

Reconciliation of Income/(Loss) from Operations and Operating Margin:
GAAP as reported	$(36,494)	(10.8)%	$(10,142)	(2.5)%	$(23,113)	(7.0)%
Acquisition-related deferred revenue adjustment(1)	—		979		978
Stock-based compensation expense(2)	12,939		13,267		10,974
Amortization of acquired intangible assets(3)	9,977		10,089		9,021
Acquisition and integration costs(4)	—		—		614
Restructuring and other related costs(5)	7,420		4,907		2,833
Inventory related charges(6)	2,667		(2,041)		—
Non-GAAP as adjusted	$(3,491)	(1.0)%	$17,059	4.3%	$1,307	0.4%

	Three Months Ended
	March 26, 2022	December 25, 2021	March 27, 2021
Reconciliation of Net Income/(Loss):
GAAP as reported	$(41,850)	$(33,068)	$(48,322)
Acquisition-related deferred revenue adjustment(1)	—	979	978
Stock-based compensation expense(2)	12,939	13,267	10,974
Amortization of acquired intangible assets(3)	9,977	10,089	9,021
Acquisition and integration costs(4)	—	—	614
Restructuring and other related costs(5)	7,420	4,907	2,833
Inventory related charges(6)	2,667	(2,041)	—
Amortization of debt discount on convertible senior notes(7)	—	7,627	7,083
Foreign exchange (gains) losses, net(8)	(5,589)	4,622	11,706
Income tax effects(9)	416	(709)	(353)
Non-GAAP as adjusted	$(14,020)	$5,673	$(5,466)

Reconciliation of Adjusted EBITDA (10):
Non-GAAP Net Income (Loss)	$(14,020)	$5,673	$(5,466)
Non-GAAP Interest expense	4,992	4,989	4,760
Non-GAAP Income tax effects	6,021	3,156	1,364
Non-GAAP Depreciation and Amortization	11,595	13,261	11,525
Non-GAAP as adjusted	$8,588	$27,079	$12,183

Net Income/(Loss) per Common Share - Basic:
GAAP as reported	$(0.20)	$(0.16)	$(0.24)
Non-GAAP as adjusted	$(0.07)	$0.03	$(0.03)

Net Loss per Common Share - Diluted:
U.S. GAAP as reported	$(0.20)	$(0.16)	$(0.24)
Non-GAAP as adjusted	$(0.07)	$0.03	$(0.03)

Weighted Average Shares Used in Computing Net Income/(Loss) per Common Share:
Basic	212,182	210,908	202,638
Diluted(11)	212,182	218,009	202,638

(1)The non-GAAP adjustments were related to maintenance support contracts assumed in the acquisition of Coriant, and the revenue was recognized through fiscal year 2021 to eliminate the effect of the deferred revenue fair value adjustment.

(2)Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended
	March 26, 2022	December 25, 2021	March 27, 2021
Cost of revenue	$1,889	$2,034	$1,796
Total cost of revenue	1,889	2,034	1,796
Research and development	4,841	4,472	4,297
Sales and marketing	2,767	3,276	3,199
General and administration	3,442	3,485	1,682
Total operating expenses	11,050	11,233	9,178
Total stock-based compensation expense	$12,939	$13,267	$10,974
(3)Amortization of acquired intangible assets consists of developed technology, trade names, customer relationships and backlog acquired in connection with the acquisition of Coriant. Amortization of acquired intangible assets also consists of amortization of developed technology, trade names and customer relationships acquired in connection with the acquisition of Transmode AB. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(4)Acquisition and integration costs consisted of legal, financial, IT, manufacturing-related costs, employee-related costs and professional fees incurred in connection with the acquisition of Coriant.
(5)Restructuring and other related costs are primarily associated with Infinera's plan to restructure certain international research and development operations, the reduction of operating costs, the reduction of headcount at Infinera's Munich, Germany and Espoo, Finland sites, and other international sites, and Coriant's historical restructuring plan associated with its early retirement plan. In addition, this includes certain contractual liabilities and accelerated amortization on operating lease right-of-use assets due to the cessation of use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(6)Inventory related charges were incurred as a result of the exit from certain product lines in connection with restructuring initiatives. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(7)Effective first quarter of 2022, the company no longer recognizes interest expense for amortization of debt discount as a result of the adoption of new debt guidance.

(8)Foreign exchange (gains) and losses have been excluded from Infinera's non-GAAP results because management believes that this expense is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(9)The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets. Management believes the exclusion of these tax effects provides a better indication of Infinera's underlying business performance.
(10)Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Infinera's adjusted EBITDA is calculated by excluding the above non-GAAP adjustments, interest expenses, income tax effects and depreciation and amortization expenses. Management believes that adjusted EBITDA is an important financial measure for use in evaluating the Company's financial performance, as it measures the ability of our business operations to generate cash.
(11)The non-GAAP diluted shares include the potentially dilutive securities from Infinera's stock-based benefit plans and convertible senior notes excluded from the computation of dilutive net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. These potentially dilutive securities are added for the computation of diluted net income per share on a non-GAAP basis in periods when Infinera has net income on a non-GAAP basis as its inclusion provides a better indication of Infinera's underlying business performance.

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands)
(Unaudited)

Free Cash Flow
We define free cash flow as net cash provided by (used in) operating activities in the period minus the purchase of property and equipment, net made in the period.
Free cash flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes that free cash flow is an important financial measure for use in evaluating the Company’s financial performance, as it measures our ability to generate additional cash from our business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net loss as a measure of our performance or net cash provided by (used in) operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

	Three Months Ended
	March 26, 2022	December 25, 2021	March 27, 2021
Net cash provided by operating activities	$15,788	$1,369	$18,630
Purchase of property and equipment, net	(16,059)	(9,065)	(11,721)
Free cash flow	$(271)	$(7,696)	$6,909

Infinera Corporation
Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	March 26, 2022	December 25, 2021
ASSETS
Current assets:
Cash	$191,937	$190,611
Short-term restricted cash	6,528	2,840
Accounts receivable, net	276,056	358,954
Inventory	291,690	291,367
Prepaid expenses and other current assets	161,188	147,989
Total current assets	927,399	991,761
Property, plant and equipment, net	158,397	160,218
Operating lease right-of-use assets	38,469	45,338
Intangible assets	76,266	86,574
Goodwill	249,534	255,788
Long-term restricted cash	5,563	9,070
Other long-term assets	39,910	38,475
Total assets	$1,495,538	$1,587,224
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$188,460	$216,404
Accrued expenses and other current liabilities	142,903	147,029
Accrued compensation and related benefits	79,850	88,021
Short-term debt, net	495	533
Accrued warranty	21,000	23,204
Deferred revenue	129,796	137,297
Total current liabilities	562,504	612,488
Long-term debt, net	599,474	476,789
Long-term accrued warranty	18,585	21,106
Long-term deferred revenue	29,907	31,612
Long-term deferred tax liability	2,280	2,364
Long-term operating lease liabilities	50,404	54,326
Other long-term liabilities	62,179	64,768
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares – 500,000 as of March 26, 2022 and December 25, 2021 Issued and outstanding shares – 213,231 as of March 26, 2022 and 211,381 as of December 25, 2021	213	211
Additional paid-in capital	1,851,002	2,026,098
Accumulated other comprehensive loss	(15,610)	(4,496)
Accumulated deficit	(1,665,400)	(1,698,042)
Total stockholders' equity	170,205	323,771
Total liabilities and stockholders’ equity	$1,495,538	$1,587,224

Infinera Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 26, 2022	March 27, 2021
Cash Flows from Operating Activities:
Net loss	$(41,850)	$(48,322)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	21,572	20,546
Non-cash restructuring charges and other related costs	5,390	1,410
Amortization of debt discount and issuance costs	1,060	7,822
Operating lease expense	2,702	5,228
Stock-based compensation expense	12,939	10,974
Other, net	789	2,065
Changes in assets and liabilities:
Accounts receivable	81,816	38,671
Inventory	(1,979)	4,059
Prepaid expenses and other current assets	(23,481)	20,669
Accounts payable	(19,829)	(23,584)
Accrued expenses and other current liabilities	(14,351)	(11,964)
Deferred revenue	(8,990)	(8,944)
Net cash provided by operating activities	15,788	18,630
Cash Flows from Investing Activities:
Purchase of property and equipment, net	(16,059)	(11,721)
Net cash used in investing activities	(16,059)	(11,721)
Cash Flows from Financing Activities:
Repayment of revolving line of credit	—	(77,000)
Repayment of mortgage payable	(121)	(22)
Principal payments on finance lease obligations	(400)	(309)
Payment of term license obligation	(1,418)	(2,544)
Proceeds from issuance of common stock	8,875	9,344
Tax withholding paid on behalf of employees for net share settlement	(524)	(1,938)
Net cash provided by (used in) financing activities	6,412	(72,469)
Effect of exchange rate changes on cash and restricted cash	(4,634)	(278)
Net change in cash and restricted cash	1,507	(65,838)
Cash and restricted cash at beginning of period	202,521	315,383
Cash and restricted cash at end of period(1)	$204,028	$249,545

Infinera Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 26, 2022	March 27, 2021
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$1,967	$4,355
Cash paid for interest	$7,137	$7,654
Supplemental schedule of non-cash investing and financing activities:
Property and equipment included in accounts payable and accrued liabilities	$1,477	$255
Transfer of inventory to fixed assets	$2,037	$1,041
Unpaid term licenses (included in accounts payable, accrued liabilities and other long-term liabilities)	$9,290	$10,533

(1)     Reconciliation of cash and restricted cash to the consolidated balance sheets:

	March 26, 2022	March 27, 2021

Cash	$191,937	$234,029
Short-term restricted cash	6,528	3,288
Long-term restricted cash	5,563	12,228
Total cash and restricted cash	$204,028	$249,545

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q2'20	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22
GAAP Revenue $(Mil)	$331.6	$340.2	$353.5	$330.9	$338.2	$355.8	$400.3	$338.9
GAAP Gross Margin %	29.4%	31.8%	35.7%	35.4%	35.6%	33.2%	35.6%	32.9%
Non-GAAP Gross Margin %(1)	33.8%	35.2%	37.6%	37.6%	37.7%	38.0%	37.2%	36.2%
GAAP Revenue Composition:
Domestic %	50%	49%	36%	48%	52%	46%	42%	50%
International %	50%	51%	64%	52%	48%	54%	58%	50%
Customers >10% of Revenue	1	1	—	1	—	—	—	—
Cash Related Information:
Cash from Operations $(Mil)	$(36.6)	$(36.4)	$52.2	$18.6	$21.3	$(13.2)	$1.4	$15.8
Capital Expenditures $(Mil)	$10.5	$8.1	$11.9	$11.7	$14.1	$6.5	$9.1	$16.1
Depreciation & Amortization $(Mil)	$25.9	$22.9	$25.9	$20.5	$18.8	$20.9	$23.4	$21.6
DSOs	79	78	82	76	76	70	82	74
Inventory Metrics:
Raw Materials $(Mil)	$43.4	$39.3	$34.7	$31.8	$33.3	$37.4	$39.4	$41.2
Work in Process $(Mil)	$50.9	$51.6	$55.8	$55.5	$55.1	$54.4	$53.9	$55.4
Finished Goods $(Mil)	$193.9	$185.0	$178.8	$175.5	$185.6	$197.8	$198.1	$195.1
Total Inventory $(Mil)	$288.2	$275.9	$269.3	$262.8	$274.0	$289.6	$291.4	$291.7
Inventory Turns(2)	3.1	3.2	3.3	3.1	3.1	3.1	3.5	3.0
Worldwide Headcount	3,209	3,074	3,050	3,041	3,108	3,205	3,225	3,206
Weighted Average Shares Outstanding (in thousands):
Basic	185,596	189,589	195,655	202,638	206,780	209,183	210,908	212,182
Diluted	190,127	195,868	203,259	217,970	219,459	219,262	218,009	287,588
(1)Non-GAAP adjustments include acquisition-related deferred revenue and inventory adjustments, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and other related costs, inventory related charges, and COVID-19 related costs. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.
(2)Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue, which is calculated as GAAP cost of revenue less the adjustments for restructuring and other related costs, inventory related charges, COVID-19 related costs, non-cash stock-based compensation expense, and certain purchase accounting adjustments, as illustrated in the reconciliation of gross profit above, divided by the average inventory for the quarter.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q2'22
Outlook
Reconciliation of Gross Margin:
GAAP	34.0%
Stock-based compensation expense	0.7%
Amortization of acquired intangible assets	1.8%
Non-GAAP	36.5%

Reconciliation of Operating Expenses:
GAAP	$152.0
Stock-based compensation expense	(11.6)
Amortization of acquired intangible assets	(3.9)
Restructuring and other related costs	(2.5)
Non-GAAP	$134.0

Reconciliation of Operating Margin:
GAAP	(10.0)%
Stock-based compensation expense	4.1%
Amortization of acquired intangible assets	2.9%
Restructuring and other related costs	1.0%
Non-GAAP	(2.0)%